Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Zedge, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Zedge, Inc. (No. 333-212600, 333-214258, 333-221214 and 333-235422) of our report dated October 28, 2020, with respect to our audit of the consolidated financial statements of Zedge, Inc. as of July 31, 2020 and 2019 and for the years then ended, which appears in this Annual Report on Form 10-K of Zedge, Inc.

/s/ Mayer Hoffman McCann CPAs

(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York

October 28, 2020